As filed with the Securities and Exchange Commission on October 30, 2001

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

CIENA Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

                              23-2725311
(I.R.S. Employer Identification No.)

1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

________________________
CIENA Corporation 1999 Non-Officer Stock Option Plan
CIENA Corporation Third Amended and Restated 1994 Stock Option Plan
(Full title of the Plan)

________________________
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary
CIENA Corporation
1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8500

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Amy Bowerman Freed, Esq.
Hogan & Hartson L.L.P.
111 South Calvert Street
Baltimore, Maryland 21202
(410) 659-2700
________________________

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
Title of securities	to be	offering price	aggregate offering	registration
to be registered	registered	per share	price	fee (1)

CIENA Corporation 1999 Non-Officer Stock Option Plan	27,000,000	$17.395	$469,665,000.00	$117,416.25

Common Stock, par value $.01 per share (2)

CIENA Corporation Third Amended and Restated 1994	6,000,000	$17.395	$104,370,000.00	$26,092.50

Stock Option Plan

Common Stock, par value $.01 per share (2)

Aggregate Filing Fee:				$143,508.75

(1)   Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of CIENA Corporation common stock, par value $.01 per share, on October 23, 2001, as reported on the NASDAQ National Market.

(2)   Includes Series A Junior Participating Preferred Share Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

Exhibit Index Appears on page 5.

EXPLANATORY NOTE

      This Registration Statement on Form S-8 of CIENA Corporation (the “Company”) is being filed to increase the number of shares of common stock authorized for issuance under the Company’s 1999 Non-Officer Stock Option Plan (the “Plan”) from 12,000,000 to 39,000,000. The Company’s Registration Statement on Form S-8 (Registration No. 333-30900), which was filed on February 22, 2000, registered the remainder of the shares authorized for issuance under the Plan.

      This Registration Statement is also being filed to register 6,000,000 shares of the Company’s Common Stock issuable pursuant to its CIENA Corporation Third Amended and Restated 1994 Stock Option Plan.

INCORPORATION BY REFERENCE

      In accordance with Section E of the General Instructions to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-30900) are incorporated herein by reference, in connection with the registration of the 39,000,000 shares of common stock in the aggregate issuable under the Company’s 1999 Non-Officer Stock Option Plan.

      The following Part I and Part II are being provided in connection with the registration of the 6,000,000 shares of common stock issuable under the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      CIENA Corporation (the “Company”) hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

(a)	The Registrant’s Form 10-K for the fiscal year ended October 31, 2000 and filed December 7, 2000, as amended on January 18, 2001;

(b)	All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 31, 2000; and

(c)	The description of the Company’s Common Stock, $.01 par value per share (“Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 13, 1997, including all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for purposes of updating the description of Common Stock.

      In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

      Not applicable (the Common Stock is registered under Section 12(g) of the Exchange Act).

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Third Amended and Restated Certificate of Incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors’ and officers’ liability insurance, if available on reasonable terms. The Registrant has directors’ and officers’ liability insurance with up to $100 million coverage per year. These indemnification provisions and the indemnification agreement between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

*       *       *

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1 (1)	Specimen Stock Certificate

4.2 (2)	Rights Agreement dated December 29, 1997

4.3 (3)	Amendment to Rights Agreement dated June 2, 1998

4.4 (4)	Amendment No. 2 to Rights Agreement dated September 13, 1998

4.5 (5)	Amendment No. 3 to Rights Agreement dated October 14, 1998

4.6 (6)	Indenture of CIENA Corporation to First Union National Bank as Trustee relating to 3.75% Convertible Notes due February 1, 2008

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered (filed herewith)

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on signature page)

99.1	CIENA Corporation Third Amended and Restated 1994 Stock Option Plan and Form of Stock Option Agreement (filed herewith)

_____________________

(1) Incorporated by reference from the Company’s Registration Statement on Form S-1 (333-17729).

(2) Incorporated by reference from the Company’s Form 8-K filed on December 29, 1997.

(3) Incorporated by reference from the Company’s Form 8-K filed on June 3, 1998.

(4) Incorporated by reference from the Company’s Form 8-K filed on September 14, 1998.

(5) Incorporated by reference from the Company’s Form 8-K filed on October 19, 1998.

(6) Incorporated by reference from the Company’s Form 10-Q filed on February 15, 2001.

Item 9. Undertakings.

      (a)       The undersigned Registrant hereby undertakes:

                  (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                               (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                               (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                  (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)       The undertaking concerning indemnification is set forth under the response to Item 6.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on this 30th day of October, 2001.

                                                                      CIENA CORPORATION

By:	/s/ Gary B. Smith

Gary B. Smith

President, Chief Executive Officer and Director

POWER OF ATTORNEY

      Know all men by these presents, that each individual whose signature appears below constitutes and appoints Gary B. Smith, Joseph R. Chinnici and Russell B. Stevenson, Jr., and each of them as his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement (the “Registration Statement”) relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick H. Nettles	Executive Chairman	October 30, 2001

Patrick H. Nettles, Ph.D.

/s/ Gary B. Smith	President, Chief Executive	October 30, 2001

Gary B. Smith	Officer and Director

(Principal Executive Officer)

/s/ Joseph R. Chinnici	Senior Vice President,	October 30, 2001

Joseph R. Chinnici	Chief Financial Officer

(Principal Financial Officer)

/s/ Andrew C. Petrik	Vice President, Controller	October 30, 2001

Andrew C. Petrik	and Treasurer

(Principal Accounting Officer)

/s/ Stephen P. Bradley	Director	October 30, 2001

Stephen P. Bradley

Director
Harvey B. Cash

/s/ John R. Dillon	Director	October 30, 2001

John R. Dillon

/s/ Lawton W. Fitt	Director	October 30, 2001

Lawton W. Fitt

/s/ Judith M. O’Brien	Director	October 30, 2001

Judith M. O’Brien

/s/ Gerald H. Taylor	Director	October 30, 2001

Gerald H. Taylor

EXHIBIT INDEX

Exhibit
Number	Description

4.1 (1)	Specimen Stock Certificate

4.2 (2)	Rights Agreement dated December 29, 1997

4.3 (3)	Amendment to Rights Agreement dated June 2, 1998

4.4 (4)	Amendment No. 2 to Rights Agreement dated September 13, 1998

4.5 (5)	Amendment No. 3 to Rights Agreement dated October 14, 1998

4.6 (6)	Indenture of CIENA Corporation to First Union National Bank as Trustee relating to 3.75% Convertible Notes due February 1, 2008

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered (filed herewith)

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on signature page)

99.1	CIENA Corporation Third Amended and Restated 1994 Stock Option Plan and Form of Stock Option Agreement (filed herewith)

____________________________

(1) Incorporated by reference from the Company’s Registration Statement on Form S-1 (333-17729).

(2) Incorporated by reference from the Company’s Form 8-K filed on December 29, 1997.

(3) Incorporated by reference from the Company’s Form 8-K filed on June 3, 1998.

(4) Incorporated by reference from the Company’s Form 8-K filed on September 14, 1998.

(5) Incorporated by reference from the Company’s Form 8-K filed on October 19, 1998.

(6) Incorporated by reference from the Company’s Form 10-Q filed on February 15, 2001.